UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2007

Growth Technologies International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-12992	26-1422642
(Commission File Number)	(IRS Employer Identification No.)

4920 West Cypress Street, Suite 104, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

(813) 470-7094
(Registrant’s Telephone Number, Including Area Code)

Online Sales Strategies, Inc.
5301 W. Cypress Street, Suite 105
Tampa, FL 33607
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective September 28, 2007, Online Sales Strategies, Inc. (the “Company”) amended its Articles of incorporation to change its name to Growth Technologies International, Inc.

Effective December 20, 2007, the Company effectuated a 250 for 1 reverse stock split of its common stock.

As a result of the name change and reverse stock split, effective December 20, 2007, the Company’s common stock began trading on the Pink Sheets under the new trading symbol “GRWT” (CUSIP no. 400084 109).

Effective January 9, 2008, the Company amended its Articles of Incorporation to reduce its authorized shares for its common stock to 125,000,000 shares with a $0.001 par value.

Item 9.01	Financial Statements and Exhibits

Exhibits

3.1	Articles of Amendment to Articles of Incorporation filed September 28, 2007
3.2	Articles of Amendment to Articles of Incorporation filed February 18, 2008
99.1	Press Release dated November 28, 2007
99.2	Press Release dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWTH TECHNOLOGIES INTERNATIONAL, INC.
(Registrant)

Date: September 19, 2008	/s/ MATTHEW BROWN
Matthew Brown
Chief Executive Officer